EXHIBIT 23(b)

Consent of Fiondella, Milone & LaSaracina LLP
Independent Registered Public Accounting Firm

We consent to the reference of our firm under the captions “Interests of Named Experts and Counsel” in the Registration Statement on Form S-8 and “Experts” in the related Prospectus and Reoffer Prospectus, all pertaining to The Eastern Company 2010 Executive Stock Incentive Plan and to the incorporation by reference therein of our report dated March 11, 2010, with respect to the consolidated financial statements and schedule of The Eastern Company included in its Annual Report (Form 10-K) for the year ended January 2, 2010, filed with the Securities and Exchange Commission.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut
September 2, 2010

Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-     ) of The Eastern Company, of our report dated March 11, 2009 related to the consolidated balance sheet as of January 3, 2009, and the related consolidated statements of income, comprehensive (loss) income, shareholders' equity, and cash flows of The Eastern Company for each of the two years in the period ended January 3, 2009, which appears in the Annual Report on Form 10-K for the year ended January 2, 2010.

/s/UHY LLP

Houston, Texas
September 2, 2010